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Exhibit 99.1

        Brown & Brown, LLP / Boston / Westborough
Certified Public Accountants / Business and Financial Advisors

To the Board of Directors and Stockholders
of Webhire, Inc.

INDEPENDENT AUDITORS' REPORT

        We have audited the accompanying consolidated balance sheets of Webhire, Inc. (the "Company") as of September 30, 2005 and 2004 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        As more fully discussed in Note 2 o)—Prior Period Adjustments, to the financial statements, during 2004, the Company determined that certain amounts in accrued expenses and deferred revenue were related to activity that occurred prior to September 30, 2002. Accordingly, the Company has recorded a prior period adjustment which resulted in a restatement of its accumulated deficit.

        In our opinion, such consolidated financial statements referred to above present fairly, in all material respects, the financial position of Webhire, Inc. as of September 30, 2005 and 2004 and the results of its operations and cash flows for each of the three years in the period then ended September 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/  Brown & Brown, LLP

Boston, Massachusetts
December 14, 2005, except for Note 13, which is January 13, 2006

WEBHIRE, INC.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
As of September 30, 2005 and 2004

	2005	2004
Assets
Current assets:
Cash and cash equivalents	$1,054	$2,233
Available for sale marketable securities	2,000	2,100
Accounts receivable, net of allowance of $301 and $366 at September 30, 2005 and 2004, respectively	1,193	1,823
Prepaid expenses	562	552
Other current assets	51	36

Total current assets	4,860	6,744
Property and equipment, net	675	526
Internally developed software, net of accumulated amortization of $3,490 and $2,482 at September 30, 2005 and 2004, respectively	1,024	1,290
Other assets	210	234

Total assets	$6,769	$8,794

Liabilities and Stockholders' Equity
Current liabilities:
Notes payable—short term	$51	$102
Current portion of capital lease obligations	216	64
Accounts payable	554	344
Accrued expenses	666	739
Deferred revenue	4,368	4,528

Total current liabilities	5,855	5,777
Other liabilities	222	268
Notes payable—long term	—	51
Long term capital lease obligations	34	64

Total liabilities	6,111	6,160

Commitments and contingencies (Note 6)
Stockholders' equity:
Preferred stock, $.01 par value—5,000,000 shares authorized, 0 shares issued and outstanding at September 30, 2005 and 2004	—	—
Common stock, $.01 par value—30,000,000 shares authorized, 4,667,661 shares issued at September 30, 2005 and 2004 and 4,530,281 shares outstanding at September 30, 2005 and 2004	47	47
Additional paid-in capital	70,217	70,217
Treasury stock, at cost—137,380 shares at September 30, 2005 and 2004	(831)	(831)
Accumulated deficit	(68,775)	(66,799)

Total Stockholders' equity	658	2,634

Total liabilities and stockholders' equity	$6,769	$8,794

The accompanying notes are an integral part of these consolidated financial statements

WEBHIRE, INC.

Consolidated Statements of Operations
(in thousands, except share and per share amounts)
Years Ended September 30, 2005, 2004, and 2003

	2005	2004	2003
Revenue
Services revenue—Internet	$11,601	$11,128	$11,438
Services revenue—Enterprise	339	898	2,549
Product revenue	—	—	177

Total revenue	11,940	12,026	14,164

Cost of revenue
Services revenue—Internet	4,416	4,328	4,885
Services revenue—Enterprise	—	233	515
Amortization of acquired technologies and intangible assets	1,019	851	1,158

Total costs of revenue	5,435	5,412	6,558

Gross profit	6,505	6,614	7,606

Operating expenses:
Research and development	2,312	2,121	2,127
Sales and marketing	3,526	2,787	2,292
General and administrative	2,703	3,095	3,654
Amortization of intangible assets	—	—	51

Total operating expenses	8,541	8,003	8,124

Loss from operations	(2,036)	(1,389)	(518)

Other income (expense):
Other income	81	59	98
Interest expense	(20)	(2)	(18)

Total other income	61	57	80

Loss before income taxes	(1,975)	(1,332)	(438)
Provision for (benefit from) income taxes	1	(4)	8

Net loss	$(1,976)	$(1,328)	$(446)

Basic and diluted net loss per share	$(0.44)	$(0.29)	$(0.10)

Basic and diluted weighted average number of shares outstanding	4,530,281	4,530,281	4,529,652

The accompanying notes are an integral part of these consolidated financial statements.

WEBHIRE, INC.

Consolidated Statements of Stockholders' Equity
(in thousands, except the share amounts)
Years Ended September 30, 2005, 2004, and 2003

	Common Stock			Treasury Stock
	Number of Shares	Par Value	Additional Paid-in Capital	Number of Shares	Cost	Accumulated Deficit	Total Stockholders' Equity
Balance, September 30, 2002	4,660	$47	$70,213	137	$(831)	$(65,025)	$4,404
Employee stock purchase plan stock issuance	8	—	4	—	—	—	4
Net loss	—	—	—	—	—	(446)	(446)

Balance, September 30, 2003	4,668	47	70,217	137	(831)	(65,471)	3,962
Net loss	—	—	—	—	—	(1,328)	(1,328)

Balance, September 30, 2004	4,668	47	70,217	137	(831)	(66,799)	2,634
Net loss	—	—	—	—	—	(1,976)	(1,976)

Balance, September 30, 2005	4,668	$47	$70,217	137	$(831)	$(68,775)	$658

The accompanying notes are an integral part of these consolidated financial statements.

WEBHIRE, INC.

Consolidated Statements of Cash Flows
(in thousands, except share and per share amounts)
Years Ended September 30, 2005, 2004, and 2003

	2005	2004	2003
Cash flows from operating activities:
Net loss	$(1,976)	$(1,328)	$(446)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,311	1,122	1,902
Provision for doubtful accounts	—	99	—
Services financed by note	—	36	—
Changes in operating assets and liabilities:
Accounts receivable	630	(293)	474
Prepaid and other current assets	(25)	221	72
Other assets	24	72	(5)
Accounts payable	210	(173)	126
Accrued expenses	(73)	(249)	(352)
Deferred revenue	(160)	(194)	(619)
Other liabilities	(46)	217	(48)

Net cash (used in) provided by operating activities	(105)	(470)	1,104

Cash flows from investing activities:
Purchases of available for sale marketable securities	—	—	(1,800)
Sales of available for sale marketable securities	100	—	—
Additions to capitalized internal-use software	(753)	(420)	(611)
Purchases of property and equipment	(253)	(53)	(68)
Proceeds from receipt of restricted cash	—	—	1,500

Net cash used in investing activities	(906)	(473)	(979)

Cash flows from financing activities:
Payment on line of credit	—	—	(1,500)
Proceeds from employee stock purchase plan stock issuance	—	—	4
Principal payments on note financing arrangement	(102)	(50)	—
Principal payments on capital lease obligations	(66)	(38)	(60)

Net cash used in financing activities	(168)	(88)	(1,556)

Change in cash and cash equivalents	(1,179)	(1,031)	(1,431)
Cash and cash equivalents, beginning of year	2,233	3,264	4,695

Cash and cash equivalents, end of year	$1,054	$2,233	$3,264

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for:
Interest	$18	$2	$26

Income taxes (receipts) payments, net	$1	$(4)	$14

Software and support purchased under note financing	$—	$204	$—

Equipment purchased under capital lease obligations	$188	$162	$42

The accompanying notes are an integral part of these consolidated financial statements.

WEBHIRE, INC.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

Years Ended September 30, 2005, 2004, and 2003

(1)    DESCRIPTION OF THE BUSINESS

        The accompanying consolidated financial statements include the accounts of Webhire, Inc. and its wholly owned subsidiaries (collectively, the "Company"). The Company develops, markets, implements, and supports Internet-based recruitment management solutions. The Company's solutions enable organizations to strategically manage their talent acquisition process. The Company's products provide a range of solutions including managing the creation and approval process of job requisitions, the sourcing of candidates through job board postings, resume pool searches, operation of the customer's employment website, activity management of candidates throughout the hiring process, and the creation of internal and external reports to monitor the effectiveness of the recruiting process.

        The financial statements have been prepared assuming the Company will continue as a going concern. While the Company has experienced recurring losses, they are primarily due to several factors including investments related to the transformation of the technology platform from a client-server based model to an Application Service Provider ("ASP") model, revenue recognition over a longer contract term under the ASP model compared to recognition of a larger up-front license fee upon shipment of software under the client-server model, research and development expenditures on continued enhancements to the Company's products and services, and continuing investment in sales and marketing. The Company currently anticipates that its available cash and cash forecasted to be generated from operations will be sufficient to meet its anticipated working capital and capital expenditure requirements through fiscal 2006 and beyond.

        On December 23, 2002, the Company filed a Form 15 with the Securities and Exchange Commission ("SEC") to deregister its shares under the Securities Exchange Act of 1934 (the "Act") and contemporaneously requested that its shares be voluntarily delisted from trading on the NASDAQ Small Cap Market. The Company's obligation to file periodic reports with the SEC ceased immediately upon the filing of the Form 15 and the deregistration of its shares became effective 90 days thereafter.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  a) Principles of Consolidation and Basis of Presentation

        All significant intercompany transactions and balances have been eliminated. Certain amounts in the prior year's financial statements have been reclassified to conform to the current year presentation.

  b) Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("generally accepted accounting principles") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the year. Accordingly, actual results could differ from those estimates.

  c) Revenue Recognition

        The Company derives revenue from two primary sources, services revenue—Internet and services revenue—Enterprise. The Company recognizes revenue when there is persuasive evidence of an arrangement, the service or product has been delivered, the amount of fees to by paid by the customer is fixed or determinable and collection of the fees is reasonably assured. The Company exercises judgment and uses estimates in connection with the determination of the amount of revenues to be recognized in each accounting period.

  Services revenue—Internet

        The basis for web hosting and related service revenue from services revenue—Internet is Emerging Issues Task Force ("EITF") Issue 00-3, "Application of AICPA Statement of Position 97-2 to Arrangements That Include the Right to Use Software Stored on Another Entity's Hardware", and SEC Staff Accounting Bulletin 104, "Revenue Recognition in Financial Statements". Internet applications include; Webhire Healthcare, Recruiter Professional and Corporate Editions, Webhire Corporate Career Center, Candidate Self Service, Manager's Access, Universal Integration Engine, Employee Mobility and Referral, WorkforceIntelligence, Webhire Connects to Partner Services, and Outsourced Webhire Enterprise.

        Revenue from customer contracts to provide web hosting applications bundled with related initial implementation services is recognized ratably over the service term, typically twelve to thirty-six months. The Company recognizes revenue from these contracts as a single element since vendor specific objective evidence (VSOE) of fair value does not exist to allocate a portion of the fee to the service element. Since the only undelivered element is services that do not involve significant production, modification, or customization of the hosted software, the entire arrangement fee is recognized on a straight-line basis over the term of the hosting arrangement. Accordingly, since the implementation services are not considered to be essential to the functionality of the hosted software, ratable revenue recognition generally begins on the commencement of implementation services.

        Professional services sold separately from the hosting arrangement are recognized as revenue as the services are performed.

  Services revenue—Enterprise

        The basis for software and related service revenue recognition related to Services revenue—Enterprise is substantially governed by the provisions of Statement of Position No. 97-2, "Software Revenue Recognition" ("SOP 97-2"), and Statement of Position No. 98-9, "Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions" ("SOP 98-9"), both issued by the American Institute of Certified Public Accountants.

        Revenue from Enterprise arrangements includes customer maintenance fees and fees for training, installation, and consulting. Services revenue from customer maintenance fees for post-contract support is recognized ratably over the maintenance term, which is typically twelve months. Services revenue from Enterprise training, installation, consulting, and resume scanning is recognized as the related services are performed.

        Product revenue from software license fees are recognized upon delivery of the software and receipt of a binding contract, provided the fees are fixed or determinable, there are no significant

Company obligations remaining, and collectibility of the fee is reasonably assured. If an acceptance period is allowed, revenue is recognized upon the earlier of the actual customer acceptance or the expiration of the acceptance period, as defined in the applicable software license agreement.

  d) Research and Software Development Costs

        Research and development costs are charged to operations as incurred.

        The Company capitalizes certain software development costs in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). Development costs incurred by the Company's personnel and outside consultants who are directly associated with software developed for internal use are capitalized.

        Capitalized internal-use software costs are being amortized over a period of three years commencing in the period in which the software is placed into use. During fiscal years ended September 30, 2005, 2004, and 2003, the Company capitalized internal-use software development costs of $753, $420, and $611, respectively. Amortization of $1,019, $851, and $634 was recorded for 2005, 2004, and 2003, respectively. Estimated amortization expenses for capitalized internal-use software are as follows:

2006	$536
2007	325
2008	162
2009	1

Total estimated amortization expense	$1,024

  e) Cash, Cash Equivalents, and Short Term Investments

        Cash equivalents consist of highly liquid debt instruments with remaining maturities at date of purchase of three months or less. Cash and cash equivalents were $1,054 and $2,233 at September 30, 2005 and 2004, respectively. Short term investments of $2,000 and $2,100 at September 30, 2005 and 2004, respectively, consist of auction rate securities and are considered to be available for sale, stated at fair value, and are classified as current assets based on management's intent of liquidating these securities within the upcoming fiscal year.

  f) Accounts Receivable—Allowance

        Accounts receivable is reported net of allowances for doubtful accounts. For the years ended September 30, 2005, 2004, and 2003, the allowances had the following activity:

Allowance for Doubtful Accounts	Balance, Beginning of Year	Charged to Expense	Write-offs	Balance, End of Year
Year ended September 30, 2005	$366	$—	$65	$301
Year ended September 30, 2004	$386	$99	$119	$366
Year ended September 30, 2003	$717	$—	$331	$386

  g) Prepaid Expenses and Other Current Assets

        The Company capitalizes prepaid expenses and charges them to expense over the applicable period of their use. Prepaid expenses amounted to $562 and $552 at September 30, 2005 and 2004, respectively. Other current assets of $51 and $36 at September 30, 2005 and 2004, respectively, consist of security deposits.

  h) Property and Equipment

        The Company records property and equipment at cost and provides for depreciation on a straight-line basis over the estimated useful lives of the assets, as follows:

		September 30,
Asset Classification	Estimated Useful Life
		2005	2004
Computer and office equipment	3-5 Years	$7,783	$10,528
Software	3-5 Years	2,277	2,363
Furniture and fixtures	3-7 Years	373	641
Leasehold improvements	Life of Lease	475	475
Equipment under capital lease	2-3 Years	960	772

		11,868	14,779
Accumulated depreciation		(11,193)	(14.253)

		$675	$526

        Depreciation expense for the years ended September 30, 2005, 2004, and 2003 amounted to approximately $292, $271, and $693, respectively.

        During 2005, the Company wrote-off $3,352 of fully depreciated computer and office equipment and furniture and fixtures.

  i) Income Taxes

        The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, a deferred tax asset or liability is measured by the currently enacted tax rates applied to the differences between the financial statement and tax basis of assets and liabilities.

  j) Concentration of Credit Risk

        The Company has no significant off-balance-sheet or concentration of credit risk such as foreign exchange contracts, option contracts, or other foreign hedging arrangements. The Company places its cash, cash equivalents and marketable securities in what management considers to be highly rated institutions or securities. The Company's accounts receivable credit risk is not concentrated within any geographical area and no single customer accounted for greater than 10% of total revenue in the three year period ended September 30, 2005 or accounts receivable at September 30, 2005 or 2004. The Company provides credit to customers in the normal course of business. Collateral is not required for accounts receivable, but ongoing credit evaluations of customers financial condition are performed. Management provides for an allowance for doubtful customer accounts on a specifically identified basis, as well as through historical experience applied to an aging of accounts. Accounts receivables are written off when deemed uncollectible.

  k) Net Loss per Share

        SFAS No. 128, "Earnings per Share" ("SFAS No. 128"), establishes standards for computing and presenting earnings per share and applies to entities with publicly held common stock or potential common stock. In accordance with SFAS No. 128, basic net loss per share for 2005, 2004, and 2003 is calculated by dividing net loss by the weighted average number of common shares outstanding for those periods. Diluted net loss per share is calculated by dividing net loss by the diluted weighted average number of common shares outstanding for all periods presented. The following table presents the weighted average common shares outstanding to the shares used in computation of diluted weighted average common shares outstanding:

	2005	2004	2003
Weighted average common shares outstanding	4,530,281	4,530,281	4,529,652

        As of September 30, 2005, 2004, and 2003, 698,291, 636,720, and 717,808, potential common shares were outstanding, respectively, but not included in the calculation of diluted loss per share, as their effect would have been antidilutive.

  l) Stock-Based Compensation

        The Company applies the intrinsic-value-based method prescribed by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), and related interpretations. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price or the exercise price is not fixed at the grant date.

        SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic-value-based method of accounting described above and has adopted only the disclosure requirements of SFAS No. 123. As required by SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of SFAS Statement No. 123" ("SFAS No. 148"), the following table illustrates the effect on net loss if the fair-value-based method had been applied:

	2005	2004	2003
Net loss, as reported	$(1,976)	$(1,328)	$(446)
Deduct: total stock-based employee compensation expense determined under fair value based method for all awards	(82)	(262)	(1,601)

Pro forma net loss, as adjusted	$(2,058)	$(1,590)	$(2,047)

        Stock options granted to non-employees are accounted for at fair value and are periodically re-measured and charged to expense as they are earned over the performance period. The Company did not grant any stock options to non-employees during 2005, 2004, or 2003.

        The pro forma effect on earnings per share of applying SFAS No. 123 would be as follows:

	2005	2004	2003
Basic and diluted net loss per share as reported	$(0.44)	$(0.29)	$(0.10)
Basic and diluted net loss per share as adjusted	$(0.45)	$(0.35)	$(0.46)

        The fair value of the stock awards, including the options granted under the 1994 Plan and the 1996 Plan, was estimated using the Black-Scholes model with the following weighted average assumptions:

	2005	2004	2003
Expected life	3 years	3 years	3 years
Risk free interest rate	4.44%	3.31%	3.46%
Volatility	122.4%	128.5%	133.0%
Dividend yield	0.0%	0.0%	0.0%

  m) Comprehensive Loss

        The Company has no other reportable comprehensive loss items to report, other than net loss, for the periods presented.

  n) Long-Lived Assets

        In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company reviews long-lived assets and all amortizing intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate to the carrying amount. If the operation is determined to be unable to recover the carrying amount of its assets, then intangible assets are written down first, followed by the other long-lived assets of the operation to fair value. Fair value is determined based on discounted cash flows or appraised values, depending upon the nature of the assets.

        The Company reviews the carrying values of its long-lived, identifiable intangible assets and goodwill for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Any long-lived assets held for disposal are reported at the lower of their carrying amounts or fair value less cost to sell.

  o) Prior Period Adjustment

        During 2004, the Company determined that approximately $850 of prior period adjustments was required to correct errors in record keeping for certain periods prior to September 30, 2002. These adjustments primarily represent amounts that should have been recognized as revenue in certain prior periods in conformity with the Company's revenue recognition policy and generally accepted accounting principles. The nature and amount of the adjustments were an increase to accounts receivable of $11 due to an elimination of credit balances, a decrease of deferred revenue of $564, and a decrease of accrued expenses of $275. The total of these adjustments is $850, which has been recorded as a reduction of the accumulated deficit at the beginning of the most recent year in the financial statements. There was no material effect on the Company's statement of operations or cash flows, as a result of this error, in the periods presented. The following shows the effect on the accumulated deficit as previously presented in the Company's balance sheet as of September 30:

	2003	2002
Accumulated deficit, as previously reported	$(66,321)	$(65,875)
Correction of an error	850	850

Accumulated deficit, as restated	$(65,471)	$(65,025)

  p) Financial Instruments

        The estimated fair value of the Company's financial instruments, which include cash equivalents, marketable securities, accounts receivable, accounts payable, and debt, approximates their carrying value.

  q) Recent Accounting Standards

        In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (Revised 2004), "Share-Based Payment" ("SFAS No. 123R"). SFAS No. 123R addresses all forms of share-based payment ("SBP") awards, including shares issued under employee stock purchase plans, stock options, restricted stock, and stock appreciation rights. SFAS No. 123R will require the Company to expense SBP awards with compensation cost for SBP transactions measured at fair value. The FASB originally stated a preference for a lattice model because it believed that a lattice model more fully captures the unique characteristics of employee stock options in the estimate of fair value, as compared to the Black-Scholes model which the Company currently uses for its disclosure. The FASB decided to remove its explicit preference for a lattice model and not require a single valuation methodology. SFAS No. 123R requires the Company to adopt the new accounting provisions beginning in the Company's fiscal year 2007. The Company has not yet determined the impact of applying the various provisions of SFAS No. 123R.

(3)    SHORT-TERM INVESTMENTS

        The Company's short-term investments consist of long-term variable rate bonds tied to short-term interest rates that are reset through a "dutch auction" process which occurs every 7 to 35 days. These "auction rate securities" are considered to be available for sale, are stated at fair value, and are classified as current assets based on management's intent of liquidating these securities within the upcoming fiscal year. The composition of the available for sale auction rate securities consist of the following at September 30:

	2005	2004
Corporate debt securities	$200	$300
Municipal obligations	1,800	1,800

Total	$2,000	$2,100

(4)    NOTES PAYABLE

        On March 1, 2004, the Company entered into a note financing arrangement for the purchase of software and support of approximately $204. The note is non-interest bearing and the term of the arrangement is for eight quarterly payments of $25 commencing on May 1, 2004.    As of September 30, 2005, the total amount due under the terms of the financing arrangement is $51, which is classified as current and due in 2006.

(5)    RELATED PARTY TRANSACTION

        On January 11, 2001, a major investor in the Company, which is a related party, provided the Company with a written commitment to support the Company's cash liquidity requirements through September 2001, up to a maximum of $5,000, if necessary. In consideration of such commitment, the Company issued a warrant to the investor to purchase 100,000 shares of the Company's common stock at a price of $6.25 per share. The warrant was fully vested on January 11, 2001 and expired unexercised and unrenewed at January 11, 2004.

(6)    COMMITMENTS AND CONTINGENCIES

        The Company's corporate headquarters are located in Lexington, Massachusetts, pursuant to a lease expiring in February 2008. Additionally, the Company executed a lease for office space in Chicago, Illinois expiring in December 2005. Additionally, during 2004 and 2005, the Company entered into capital leases with a software vendor to acquire certain technologies.

        Future minimum rental payments as of September 30, 2005 under operating and capital leases are shown in the following table:

	Operating Leases	Capital Leases
2006	$636	$216
2007	629	34
2008	262	—

	$1,527	$250

        Aggregate net rental expense included in the accompanying statements of operations for the fiscal years ended September 30, 2005, 2004, and 2003 were approximately $594, $611, and $1,128, respectively.

        Leases with escalating rents or free rent periods are expensed on a straight-line basis over the fixed term of the lease. Deferred rent of approximately $189 and $268 is included in other liabilities in the accompanying consolidated balance sheets at September 30, 2005 and 2004, respectively.

        The Company is not involved in any pending legal proceedings other than those arising in the ordinary course of the Company's business. Management believes that the resolution of these matters will not materially affect the Company's business or the financial condition of the Company.

(7)    STOCKHOLDERS' EQUITY

  a) Preferred Stock

        The Company's Board of Directors is authorized to establish one or more series of Preferred Stock and to fix and determine the terms thereof.

  b) Employee Stock Purchase Plan

        On May 8, 1996, the Board of Directors authorized the 1996 Employee Stock Purchase Plan (the "Employee Plan"). Under the Employee Plan, the Company may sell up to an aggregate of 80,000 shares of common stock to employees at 85% of the lower of the fair market value of the common stock on the first or last day of each six-month purchase period. During fiscal 2005, 2004, and 2003; 0, 0, and 7,410, shares, respectively, were sold pursuant to the Employee Plan.

  c) Stock Option Plans

        The Company has two stock option plans, the 1994 Stock Option Plan (the "1994 Plan") and the 1996 Stock Option and Grant Plan (the "1996 Plan") (hereinafter referred to as the "Plans"). The

Plans enable the Company's Board of Directors to grant nonqualified and incentive stock options ("ISOs") and shares of common stock. ISOs are granted at the then fair market value. Under the terms of the 1994 Plan and 1996 Plan, options generally vest over four years and expire ten years after the date of grant.

        The Plans are administered by the Compensation Committee as appointed by the Board of Directors. On March 20, 2002, the Company amended the 1996 Plan to increase the number of shares authorized for grant to 950,000 shares of common stock. As of September 30, 2005, there were 251,709 shares available for grant. The 1994 Plan expired on December 30, 2003.

        Stock option activity for the Plans is as follows:

	Number of Shares	Exercise Price per Share	Weighted Average Exercise Price per Share
Outstanding, September 30, 2002	550,494	$0.58–$85.00	$16.24
Granted	189,111	0.41–0.58	0.55
Exercised	—	—	—
Canceled	(161,140)	0.58–52.50	6.36

Outstanding, September 30, 2003	578,465	0.41–85.00	13.84
Granted	323,110	0.60–1.25	0.89
Exercised	—	—	—
Canceled	(264,855)	0.41–62.50	23.74

Outstanding, September 30, 2004	636,720	0.41–85.00	3.57
Granted	175,303	0.90	0.90
Exercised	—	—	—
Canceled	(113,732)	0.60–55.63	2.37

Outstanding, September 30, 2005	698,291	$0.41–$85.00	$3.09

        At September 30, 2005, 2004, and 2003, options exercisable were 278,769, 162,139, and 324,090, respectively

        During fiscal 2005, the Company granted options under the Plans at exercise prices at least equal to the fair value of the common stock at grant date. The fair value of the common stock has been determined by the Compensation Committee of the Board of Directors of the Company at each stock option measurement date. The following table summarizes information about options outstanding and exercisable options at September 30, 2005:

	Options Outstanding
				Options Exercisable
		Weighted Average Remaining Contractual Life
Range of Exercise Prices	Number of Shares Outstanding		Weighted Average Exercise Price	Number of Shares Exercisable	Weighted Average Exercise Price
$ 0.41–$9.88	646,436	8.3	$0.97	226,914	$1.22
9.89–19.75	22,635	4.3	13.32	22,635	13
19.76–29.62	2,600	3.2	23.78	2,600	23.78
29.63–39.50	9,260	3.4	32.35	9,260	32.35
39.51–49.38	11,720	4.1	46.45	11,720	46.45
49.39–59.25	4,640	3.9	51.02	4,640	51.02
79.00–85.00	1,000	1.0	85.00	1,000	85.00

$ 0.41–85.00	698,291	8.0	$3.09	278,769	$6.48

        The weighted average fair value per share of the options granted was $0.90, $0.89, and $0.55, for the years ended September 30, 2005, 2004, and 2003, respectively.

(8)    INCOME TAXES

        The provision for (benefit from) income taxes in the accompanying consolidated statements of operations consisted of the following for the fiscal years ended September 30:

	2005	2004	2003
Current:
Federal	$—	$—	$8
State	1	(4)	—

	1	(4)	8
Deferred:
Federal	—	—	—
State	—	—	—

Total (benefit) provision	$1	$(4)	$8

        As of September 30, 2005, the Company had federal and state net operating loss ("NOL") carryforwards of approximately $48 million and $15 million, respectively, which can be used to offset future federal and state income tax liabilities, respectively, and expire at various dates for federal tax purposes through 2024 and for state tax purposes through 2010. Additionally, as of September 30, 2005, the Company had federal and state tax credit carryforwards of approximately $862 and $391, respectively, each with similar expiration periods. Management of the Company evaluated positive and negative evidence bearing upon the realizability of its deferred tax assets and has determined that it is more likely than not that the Company will not recognize the benefits of federal and state deferred tax assets and, as a result, a valuation allowance of $26,574 and $28,709 have been established at September 30, 2005 and 2004, respectively

        The deferred tax amounts are as follows as of September 30:

	2005	2004
Deferred tax asset:
Net operating loss carryforward	$17,281	$18,506
Amortization	7,594	8,478
Nondeductible reserves and accruals	449	431
Fixed assets	(3)	41
Credit carryforwards	1,253	1,253

Total gross deferred tax asset	26,574	28,709
Less—Valuation allowance	(26,574)	(28,709)

Net deferred tax asset	$—	$—

        Ownership changes, as defined in the Internal Revenue Code, may have limited the amount of NOL and tax credit carryforwards that can be utilized annually to offset future taxable income. Subsequent ownership changes could further affect the limitation in future years.

        The provision for (benefit from) income taxes differs from the amount computed by applying the statutory federal income tax rate as follows:

	2005	2004	2003
Benefit at federal statutory rate	(34.00)%	(34.00)%	(34.00)%
Effect of change in valuation allowance	101.71	37.13	38.03
Amortization of intangible assets and other permanent items	0.47	0.58	0.89
State income taxes, net of federal benefit	(6.27)	(6.27)	(4.92)
Prior year true-ups	(63.88)	4.59	—
Federal and state tax credits	1.97	(2.03)	—

Effective tax rate	0.00%	0.00%	0.00%

(9)    EMPLOYEE BENEFIT PLAN

        The Company maintains an employee benefit plan (the "Benefit Plan") under Section 401(k) of the Internal Revenue Code. The Benefit Plan is available to all full-time U.S. employees. The Benefit Plan allows for employees to make contributions up to a specified percentage of their compensation. Under the Benefit Plan, the Company has made discretionary contributions to match 50% of the employees' contributions up to a maximum annual match of 3% of each employee's salary, (prior to January 1, 2002, such contributions were non-discretionary). The Company contributed approximately $64, $71, and $79 during the fiscal years ended September 30, 2005, 2004, and 2003, respectively.

(10)    ACCRUED EXPENSES

        Accrued expenses consisted of the following at September 30:

	2005	2004
Payroll and payroll-related costs	$447	$400
Other accrued expenses	219	339

	$666	$739

(11)    OTHER INCOME, NET

        Other income, net consisted of the following for the years ended September 30:

	2005	2004	2003
Gain on disposal of assets	$—	$1	$1
Interest income	81	58	88
Other	—	—	9

	$81	$59	$98

(12)    BUSINESS SEGMENT INFORMATION

        The operating segments reported below are the segments for which separate financial information is available and for which operating profit and loss amounts are evaluated regularly by senior management in deciding how to allocate resources and in assessing performance.

        The Company has two reportable segments: 1) Internet and transaction-based solutions and 2) Enterprise software solutions. The Internet and transaction-based solutions segment provides outsourced management of private candidate pools via Webhire Recruiter, subscription services to public resume pools and job-posting sites, resume scanning, reference checking, and other fee-based staffing functions. The enterprise software solutions segment provides perpetual licenses to the Company's software products and the related maintenance, training, implementation, and consulting services in support of such licenses.

        The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Expenses such as depreciation, rent, and utilities are allocated to the reportable segments based on relative headcount as a basis of relative usage. The Company has no intersegment sales and transfers and does not allocate assets to the operating segments.

        The Company's reportable segments are strategic business units that offer different solutions tailored to a customer's needs. The following is a summary of the Company's operations by reportable segment:

	Internet and Transactions	Enterprise Software	Total Company
Year Ended September 30, 2005
Revenue	$11,601	$339	$11,940

Gross profit	$6,166	$339	$6,505

Loss from operations			$(2,036)
Other income, net			61

Loss before income taxes			$(1,975)

Year Ended September 30, 2004
Revenue	$11,128	$898	$12,026

Gross profit	$5,950	$664	$6,614

Loss from operations			$(1,389)
Other income, net			57

Loss before income taxes			$(1,332)

Year Ended September 30, 2003
Revenue	$11,438	$2,726	$14,164

Gross profit	$5,395	$2,211	$7,606

Loss from operations			$(518)
Other income, net			80

Loss before income taxes			$(438)

(13)    SUBSEQUENT EVENTS

        On January 13, 2006, the Company was acquired by Kenexa Corporation, Inc. pursuant to the terms of our Agreement and Plan of Merger dated as of December 21, 2005. Kenexa provides software, services and proprietary content that enables organizations to more effectively recruit and retain employees. The total consideration paid in the merger was approximately $34.4 million in cash, and included post-closing adjustments related to the Company's working capital at the Closing.

WEBHIRE, INC.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

(Unaudited)

	December 31, 2005	September 30, 2005
Assets
Current assets:
Cash and cash equivalents	$2,403	$1,054
Available for sale marketable securities	—	2,000
Accounts receivable, net of allowance of $386 and $301 at December 31, 2005 and September 30, 2005, respectively	2,109	1,193
Prepaid expenses	408	562
Other current assets	54	51

Total current assets	4,974	4,860
Property and equipment, net	623	675
Internally developed software, net of accumulated amortization of $2,906 and $2,749 at December 31, 2005 and September 30, 2005, respectively	877	1,024
Other assets	208	210

Total assets	$6,682	$6,769

Liabilities and Stockholders' Equity
Current liabilities:
Notes payable—short term	$25	$51
Current portion of capital lease obligations	148	216
Accounts payable	294	554
Accrued expenses	572	219
Accrued compensation and benefits	844	447
Deferred revenue	5,313	4,368

Total current liabilities	7,196	5,855
Other liabilities	226	222
Long term capital lease obligations	26	34

Total liabilities	7,448	6,111

Commitments and contingencies (Note 6)
Stockholders' (deficiency) equity:
Preferred stock, $.01 par value—5,000,000 shares authorized, 0 shares issued and outstanding at September 30, 2005 and 2004	—	—
Common stock, $.01 par value—30,000,000 shares authorized, 4,667,661 shares issued at December 31, 2005 and September 31, 2005 and 4,530,281 shares outstanding at December 31, 2005 and September 30, 2004	47	47
Additional paid-in capital	70,217	70,217
Treasury stock, at cost—137,380 shares at December 31, 2005 and September 30, 2005	(831)	(831)
Accumulated deficit	(70,199)	(68,775)

Total Stockholders' (deficiency) equity	(766)	658

Total liabilities and stockholders' equity	$6,682	$6,769

The accompanying notes are an integral part of these consolidated financial statements

WEBHIRE, INC.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months ended December 31,
	2005	2004
Revenue
Services revenue—Internet	$2,974	$2,758
Services revenue—Enterprise	13	112

Total revenue	2,987	2,870

Cost of revenue
Services revenue—Internet	1,086	1,124
Services revenue—Enterprise	—	—
Amortization of acquired technologies and intangible assets	157	231

Total costs of revenue	1,243	1,355

Gross profit	1,744	1,515

Operating expenses:
Research and development	610	588
Sales and marketing	1,011	900
General and administrative	1,558	676

Total operating expenses	3,179	2,164

Loss from operations	(1,435)	(649)

Interest income, net	14	13

Loss before income taxes	(1,421)	(636)
Provision for income taxes	3	5

Net loss	(1,424)	(641)

Basic and diluted net loss per share	$(0.31)	$(0.14)

Basic and diluted weighted average number of shares Outstanding	4,530,281	4,530,281

The accompanying notes are an integral part of these consolidated financial statements.

WEBHIRE, INC.

Consolidated Statements of Cash Flows

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months ended December 31,
	2005	2004
Cash flows from operating activities:
Net loss	$(1,424)	$(641)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	240	294
Bad debt expense	83	—
Changes in operating assets and liabilities:
Accounts receivable	(999)	(995)
Prepaid and other current assets	151	13
Other assets	2	26
Accounts payable	(260)	565
Accrued expenses and severance	750	(196)
Deferred revenue	945	683
Other liabilities	4	(20)

Net cash used in operating activities	(508)	(271)

Cash flows from investing activities:
Sales of available for sale marketable securities	2,000	—
Purchases of property and equipment	(31)	(152)
Additions to capitalized internal software	(10)	(136)

Net cash provided by (used in) investing activities	1,959	(288)

Cash flows from financing activities:
Repayments of notes payable	(26)	(25)
Repayments under capital lease obligations	(76)	(41)

Net cash used in financing activities	(102)	(66)

Change in cash and cash equivalents	1,349	(625)
Cash and cash equivalents, beginning of year	1,054	2,233

Cash and cash equivalents, end of period	$2,403	$1,608

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for:
Interest expense (income)	(13)	(8)

Income taxes (receipts) payments, net	3	4

Software and support purchased under note financing	—	160

Equipment purchased under capital lease obligations	—	254

The accompanying notes are an integral part of these consolidated financial statements.

WEBHIRE, INC.

Notes to Consolidated Financial Statements (Unaudited)

All amounts are in thousands, except share and per share amounts, unless noted otherwise

(1) Description of the Business

        The accompanying consolidated financial statements include the accounts of Webhire, Inc. and its wholly owned subsidiaries (collectively, the "Company"). The Company develops, markets, implements, and supports Internet-based recruitment management solutions. The Company's solutions enable organizations to strategically manage their talent acquisition process. The Company's products provide a range of solutions including managing the creation and approval process of job requisitions, the sourcing of candidates through job board postings, resume pool searches, operation of the customer's employment website, activity management of candidates throughout the hiring process, and the creation of internal and external reports to monitor the effectiveness of the recruiting process.

        The financial statements have been prepared assuming the Company will continue as a going concern. While the Company has experienced recurring losses, they are primarily due to several factors including investments related to the transformation of the technology platform from a client-server based model to an Application Service Provider ("ASP") model, revenue recognition over a longer contract term under the ASP model compared to recognition of a larger up-front license fee upon shipment of software under the client-server model, research and development expenditures on continued enhancements to the Company's products and services, and continuing investment in sales and marketing. The Company currently anticipates that its available cash and cash forecasted to be generated from operations will be sufficient to meet its anticipated working capital and capital expenditure requirements through fiscal 2006 and beyond.

        On December 23, 2002, the Company filed a Form 15 with the Securities and Exchange Commission ("SEC") to deregister its shares under the Securities Exchange Act of 1934 (the "Act") and contemporaneously requested that its shares be voluntarily delisted from trading on the NASDAQ Small Cap Market. The Company's obligation to file periodic reports with the SEC ceased immediately upon the filing of the Form 15 and the deregistration of its shares became effective 90 days thereafter.

        The accompanying consolidated financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America. In the opinion of management, the accompanying financial statements includes all adjustments (consisting of normal and recurring adjustments), which the Company considers necessary for the fair presentation of the financial position of such date and of the operating results and cash flows for these periods. The results of operations and cash flows for the three months ended December 31, 2005, may not necessarily indicate the results that may be expected for any succeeding quarter or for the entire fiscal year.

(2) Summary of Significant Accounting Policies

  a) Principles of Consolidation and Basis of Presentation

        All significant intercompany transactions and balances have been eliminated. Certain amounts in the prior year's financial statements have been reclassified to conform to the current year presentation.

  b) Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("generally accepted accounting principles") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the year. Accordingly, actual results could differ from those estimates.

  c) Revenue Recognition

        The Company derives revenue from two primary sources, services revenue—Internet and services revenue—Enterprise. The Company recognizes revenue when there is persuasive evidence of an arrangement, the service or product has been delivered, the amount of fees to by paid by the customer is fixed or determinable and collection of the fees is reasonably assured. The Company exercises judgment and uses estimates in connection with the determination of the amount of revenues to be recognized in each accounting period.

  Services revenue—Internet

        The basis for web hosting and related service revenue from services revenue—Internet is Emerging Issues Task Force ("EITF") Issue 00-3, "Application of AICPA Statement of Position 97-2 to Arrangements That Include the Right to Use Software Stored on Another Entity's Hardware", and SEC Staff Accounting Bulletin 104, "Revenue Recognition in Financial Statements". Internet applications include; Webhire Healthcare, Recruiter Professional and Corporate Editions, Webhire Corporate Career Center, Candidate Self Service, Manager's Access, Universal Integration Engine, Employee Mobility and Referral, WorkforceIntelligence, Webhire Connects to Partner Services, and Outsourced Webhire Enterprise.

        Revenue from customer contracts to provide web hosting applications bundled with related initial implementation services is recognized ratably over the service term, typically twelve to thirty-six months. The Company recognizes revenue from these contracts as a single element since vendor specific objective evidence (VSOE) of fair value does not exist to allocate a portion of the fee to the service element. Since the only undelivered element is services that do not involve significant production, modification, or customization of the hosted software, the entire arrangement fee is recognized on a straight-line basis over the term of the hosting arrangement. Accordingly, since the implementation services are not considered to be essential to the functionality of the hosted software, ratable revenue recognition generally begins on the commencement of implementation services.

        Professional services sold separately from the hosting arrangement are recognized as revenue as the services are performed.

  Services revenue—Enterprise

        The basis for software and related service revenue recognition related to Services revenue—Enterprise is substantially governed by the provisions of Statement of Position No. 97-2, "Software Revenue Recognition" ("SOP 97-2"), and Statement of Position No. 98-9, "Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions" ("SOP 98-9"), both issued by the American Institute of Certified Public Accountants.

        Revenue from Enterprise arrangements includes customer maintenance fees and fees for training, installation, and consulting. Services revenue from customer maintenance fees for post-contract support is recognized ratably over the maintenance term, which is typically twelve months. Services revenue from Enterprise training, installation, consulting, and resume scanning is recognized as the related services are performed.

        Product revenue from software license fees are recognized upon delivery of the software and receipt of a binding contract, provided the fees are fixed or determinable, there are no significant Company obligations remaining, and collectibility of the fee is reasonably assured. If an acceptance period is allowed, revenue is recognized upon the earlier of the actual customer acceptance or the expiration of the acceptance period, as defined in the applicable software license agreement.

  d) Research and Software Development Costs

        Research and development costs are charged to operations as incurred.

        The Company capitalizes certain software development costs in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). Development costs incurred by the Company's personnel and outside consultants who are directly associated with software developed for internal use are capitalized.

        Capitalized internal-use software costs are being amortized over a period of three years commencing in the period in which the software is placed into use. During the quarters ended December 31, 2005 and 2004, the Company capitalized internal-use software development costs of $10 and $136, respectively. Amortization of $157 and $231 was recorded for 2005 and 2004, respectively.

  e) Cash, Cash Equivalents, and Short Term Investments

        Cash equivalents consist of highly liquid debt instruments with remaining maturities at date of purchase of three months or less. Cash and cash equivalents were $2,403 and $1,054 at December 31, 2005 and September 30, 2005, respectively. Short term investments of $0 and $2,000 at December 31, 2005 and September 30, 2005, respectively, consist of auction rate securities and are considered to be available for sale, stated at fair value, and are classified as current assets based on management's intent of liquidating these securities within the upcoming fiscal year

  f) Accounts Receivable—Allowance

        Accounts receivable is reported net of allowances for doubtful accounts. For the quarter ended December 31, 2005 and for the years ended September 30, 2005, 2004, and 2003, the allowances had the following activity:

Allowance for Doubtful Accounts	Balance, Beginning of Year	Charged to Expense	Write-offs	Balance, End of Year	Balance, End of December
Quarter ended December 31, 2005	$301	$85	—	—	$386
Year ended September 30, 2005	$366	$—	$65	$301	—
Year ended September 30, 2004	$386	$99	$119	$366	—
Year ended September 30, 2003	$717	$—	$331	$386	—

  g) Prepaid Expenses and Other Current Assets

        The Company capitalizes prepaid expenses and charges them to expense over the applicable period of their use. Prepaid expenses amounted to $408 and $562 at December 31, 2005 and September 30,

2005, respectively. Other current assets of $54 and $51 at December 31, 2005 and September 30, 2005, respectively, consist of security deposits.

  h) Property and Equipment

        The Company records property and equipment at cost and provides for depreciation on a straight-line basis over the estimated useful lives of the assets, as follows:

Asset Classification	Estimated Useful Life	December 31, 2005	September 30, 2005
Computer and office equipment	3-5 Years	$7,834	$7,783
Software	3-5 Years	2,277	2,277
Furniture and fixtures	3-7 Years	373	373
Leasehold improvements	Life of Lease	475	475
Equipment under capital lease	2-3 Years	940	960

		11,899	11,868
Accumulated depreciation		(11,276)	(11,193)

		$623	$675

        Depreciation expense for the quarters ended December 31, 2005 and 2004 amounted to approximately $84 and $63, respectively.

  i) Income Taxes

        The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, a deferred tax asset or liability is measured by the currently enacted tax rates applied to the differences between the financial statement and tax basis of assets and liabilities.

  j) Concentration of Credit Risk

        The Company has no significant off-balance-sheet or concentration of credit risk such as foreign exchange contracts, option contracts, or other foreign hedging arrangements. The Company places its cash, cash equivalents and marketable securities in what management considers to be highly rated institutions or securities. The Company's accounts receivable credit risk is not concentrated within any geographical area and no single customer accounted for greater than 10% of total revenue in the three year period ended September 30, 2005 or accounts receivable at September 30, 2005 or 2004. The Company provides credit to customers in the normal course of business. Collateral is not required for accounts receivable, but ongoing credit evaluations of customers financial condition are performed. Management provides for an allowance for doubtful customer accounts on a specifically identified basis, as well as through historical experience applied to an aging of accounts. Accounts receivables are written off when deemed uncollectible.

  k) Net Loss per Share

        SFAS No. 128, "Earnings per Share" ("SFAS No. 128"), establishes standards for computing and presenting earnings per share and applies to entities with publicly held common stock or potential common stock. In accordance with SFAS No. 128, basic net loss per share for 2005, 2004, and 2003 is calculated by dividing net loss by the weighted average number of common shares outstanding for those periods. Diluted net loss per share is calculated by dividing net loss by the diluted weighted average number of common shares outstanding for all periods presented. The following table presents the weighted average common shares outstanding to the shares used in computation of diluted weighted average common shares outstanding:

	December 31, 2005	December 31, 2004
Weighted average common shares outstanding	4,530,281	4,530,281

        As of December 31, 2005 and 2004, 696,822 and 627,256, potential common shares were outstanding, respectively, but not included in the calculation of diluted loss per share, as their effect would have been antidilutive.

  l) Stock-Based Compensation

        The Company applies the intrinsic-value-based method prescribed by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), and related interpretations. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price or the exercise price is not fixed at the grant date.

        SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic-value-based method of accounting described above and has adopted only the disclosure requirements of SFAS No. 123. As required by SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of SFAS Statement No. 123" ("SFAS No. 148"), the following table illustrates the effect on net loss if the fair-value-based method had been applied:

	December 31, 2005	December 31, 2004
Net loss, as reported	$(1,424)	$(641)
Deduct: total stock-based employee compensation expense determined under fair value based method for all awards	(19)	(21)

Pro forma net loss, as adjusted	$(1,443)	$(662)

        Stock options granted to non-employees are accounted for at fair value and are periodically re-measured and charged to expense as they are earned over the performance period. The Company did not grant any stock options to non-employees during 2005, 2004, or 2003.

        The pro forma effect on earnings per share of applying SFAS No. 123 would be as follows:

	December 31, 2005	December 31, 2004
Basic and diluted net loss per share as reported	$(0.31)	$(0.14)
Basic and diluted net loss per share as adjusted	$(0.32)	$(0.15)

        The fair value of the stock awards, including the options granted under the 1994 Plan and the 1996 Plan, was estimated using the Black-Scholes model with the following weighted average assumptions:

	2005	2004
Expected life	3 years	3 years
Risk free interest rate	4.44%	3.31%
Volatility	122.4%	128.5%
Dividend yield	0.0%	0.0%

  m)    Comprehensive Loss

        The Company has no other reportable comprehensive loss items to report, other than net loss, for the periods presented.

  n)    Long-Lived Assets

        In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company reviews long-lived assets and all amortizing intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate to the carrying amount. If the operation is determined to be unable to recover the carrying amount of its assets, then intangible assets are written down first, followed by the other long-lived assets of the operation to fair value. Fair value is determined based on discounted cash flows or appraised values, depending upon the nature of the assets.

        The Company reviews the carrying values of its long-lived, identifiable intangible assets and goodwill for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Any long-lived assets held for disposal are reported at the lower of their carrying amounts or fair value less cost to sell.

  o)    Financial Instruments

        The estimated fair value of the Company's financial instruments, which include cash equivalents, marketable securities, accounts receivable, accounts payable, and debt, approximates their carrying value.

  p)    Recent Accounting Standards

        In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (Revised 2004), "Share-Based Payment" ("SFAS No. 123R"). SFAS No. 123R addresses all forms of share-based payment ("SBP") awards, including shares issued under employee stock purchase plans, stock options, restricted stock, and stock appreciation rights. SFAS No. 123R will require the Company to expense SBP awards with compensation cost for SBP transactions measured at fair value. The FASB originally stated a preference for a lattice model because it believed that a lattice model more fully captures the unique characteristics of employee stock options in the estimate of fair value, as compared to the Black-Scholes model which the Company currently uses for its disclosure. The FASB decided to remove its explicit preference for a lattice model and not require a single valuation methodology. SFAS No. 123R requires the Company to adopt the new accounting provisions beginning in the Company's fiscal year 2007. The Company has not yet determined the impact of applying the various provisions of SFAS No. 123R.

(3) Notes Payable

        On March 1, 2004, the Company entered into a note financing arrangement for the purchase of software and support of approximately $204. The note is non-interest bearing and the term of the arrangement is for eight quarterly payments of $25 commencing on May 1, 2004. As of December 31, 2005, the total amount due under the terms of the financing arrangement is $25, which is classified as current and due in 2006.

(4) Related Party Transaction

        On January 11, 2001, a major investor in the Company, which is a related party, provided the Company with a written commitment to support the Company's cash liquidity requirements through September 2001, up to a maximum of $5,000, if necessary. In consideration of such commitment, the Company issued a warrant to the investor to purchase 100,000 shares of the Company's common stock at a price of $6.25 per share. The warrant was fully vested on January 11, 2001 and expired unexercised and unrenewed at January 11, 2004.

(5) Commitments and Contingencies

        The Company's corporate headquarters are located in Lexington, Massachusetts, pursuant to a lease expiring in February 2008. Additionally, the Company executed a lease for office space in Chicago, Illinois expiring in December 2005. Additionally, during 2004 and 2005, the Company entered into capital leases with a software vendor to acquire certain technologies.

        Aggregate net rental expense included in the accompanying statements of operations for the three months ended December 31, 2005 and 2004 were approximately $145, and $148, respectively.

        Leases with escalating rents or free rent periods are expensed on a straight-line basis over the fixed term of the lease. Deferred rent of approximately $198 and $189 is included in other liabilities in the accompanying consolidated balance sheets at December 31, 2005 and September 30, 2005, respectively.

        The Company is not involved in any pending legal proceedings other than those arising in the ordinary course of the Company's business. Management believes that the resolution of these matters will not materially affect the Company's business or the financial condition of the Company.

(6) Accrued Expenses

        Accrued expenses consisted of the following:

	December 31, 2005	September 30, 2005
Other accrued expenses	$320	$219
Professional fees	252	—

	$572	$219

(7) Other Income, Net

        Other income, net consisted of interest income, net of interest expense for the quarter ended December 31, 2005 and December 31, 2004.

(8) Business Segment Information

        The operating segments reported below are the segments for which separate financial information is available and for which operating profit and loss amounts are evaluated regularly by senior management in deciding how to allocate resources and in assessing performance.

        The Company has two reportable segments: 1) Internet and transaction-based solutions and 2) Enterprise software solutions. The Internet and transaction-based solutions segment provides outsourced management of private candidate pools via Webhire Recruiter, subscription services to public resume pools and job-posting sites, resume scanning, reference checking, and other fee-based staffing functions. The enterprise software solutions segment provides perpetual licenses to the Company's software products and the related maintenance, training, implementation, and consulting services in support of such licenses.

        The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Expenses such as depreciation, rent, and utilities are allocated to the reportable segments based on relative headcount as a basis of relative usage. The Company has no intersegment sales and transfers and does not allocate assets to the operating segments.

        The Company's reportable segments are strategic business units that offer different solutions tailored to a customer's needs. The following is a summary of the Company's operations by reportable segment:

	Internet and Transactions	Enterprise Software	Total Company
Quarter Ended December 31, 2005
Revenue	$2,974	$13	$2,987
Gross profit	$1,731	$13	$1,744

Loss from operations			$(1,435)
Other income, net			14

Loss before income taxes			$(1,421)

Quarter Ended December 31, 2004
Revenue	$2,758	$112	$2,870
Gross profit	$1,403	$112	$1,515

Loss from operations			$(649)
Other income, net			13

Loss before income taxes			$(641)

(9) Subsequent Events

        On January 13, 2006, the Company was acquired by Kenexa Corporation Inc pursuant to the terms of our Agreement and Plan of Merger dated as of December 21, 2005. Kenexa provides software, services and proprietary content that enables organizations to more effectively recruit and retain employees. The total consideration paid in the merger was approximately $34.4 million in cash, and included post-closing adjustments related to the Company's working capital at the Closing. In connection with the merger, the Company incurred $599 in exit costs. Accordingly, the Company recorded $347 and $252 related to severance and professional fees, respectively. These costs are accrued at December 31, 2005 and have been changed to general and administrative expense for the three months ended December 31, 2005.

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Index to Consolidated Financial Statements
INDEPENDENT AUDITORS' REPORT
WEBHIRE, INC. Consolidated Balance Sheets (in thousands, except share and per share amounts) As of September 30, 2005 and 2004
WEBHIRE, INC. Consolidated Statements of Operations (in thousands, except share and per share amounts) Years Ended September 30, 2005, 2004, and 2003
WEBHIRE, INC. Consolidated Statements of Stockholders' Equity (in thousands, except the share amounts) Years Ended September 30, 2005, 2004, and 2003
WEBHIRE, INC. Consolidated Statements of Cash Flows (in thousands, except share and per share amounts) Years Ended September 30, 2005, 2004, and 2003
WEBHIRE, INC. Notes to Consolidated Financial Statements (in thousands, except share and per share amounts) Years Ended September 30, 2005, 2004, and 2003
WEBHIRE, INC. Consolidated Balance Sheets (in thousands, except share and per share amounts) (Unaudited)
WEBHIRE, INC. Consolidated Statements of Operations (in thousands, except share and per share amounts) (Unaudited)
WEBHIRE, INC. Consolidated Statements of Cash Flows (in thousands, except share and per share amounts) (Unaudited)
WEBHIRE, INC. Notes to Consolidated Financial Statements (Unaudited) All amounts are in thousands, except share and per share amounts, unless noted otherwise